As filed with the Securities and Exchange Commission on December 27, 2016

Registration No. 333-192093

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MAPLE TREE KIDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	448130	46-3424568
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

119 Rockland Center Suite 75 Nanuet, NY 10954 (845) 548-0888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Vcorp Services, LLC

1645 Village Center Circle, Ste. 170

Las Vegas, NV 89134

 (Names, addresses and telephone numbers of agents for service)

____________________________

Copies to:

Louis A. Bevilacqua, Esq.
BEVILACQUA PLLC
1629 K Street, NW
Suite 300
Washington, DC 20006

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-1 Registration Statements Number 333-192093 (the "Registration Statement" is filed by Maple Tree Kids, Inc. (the "Company"). The Registration Statement, which was declared effective on January 31, 2014, pursuant to which the Company registered an aggregate of $100,000 (5,000,000 shares at $0.02 per share) of its common stock, par value $0.001 per share, which securities were offered on a best efforts basis. Because the Company is no longer offering securities under that Registration Statement, it is filing this Post-Effective Amendment No. 1 to Form S-1 to terminate the Registration Statement and to deregister, as of the date hereof, all of the securities that were unsold under the Registration Statement.

By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant hereby removes from registration all securities registered under the Registration Statement which remained unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nanuet, New York on the 27th day of December, 2016.

MAPLE TREE KIDS, INC.

By:	/s/ Irina Goldman
Name:	Irina Goldman
Title:	President, Treasurer and Secretary
Principal Executive Officer Principal Financial Officer and Principal Accounting Officer

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